Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of River Holding Corp. (“Holding”) on Form 10-Q for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Patrick G. Yount, Chief Financial Officer of Holding, certify, to my knowledge, that:

1.	The Periodic Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Holding.

/s/ Patrick G. Yount

Patrick G. Yount Chief Financial Officer and Secretary May 7, 2004